EXHIBIT 10.1

PROMISSORY NOTE

$223,000.00	Boca Raton Florida.	December 22, 2011

FOR VALUE RECEIVED, the undersigned, DubLi Network Limited. (“Borrower”), whose address for purposes of notice is, 5200 Town Center Circle, Suite 601, Boca Raton, FL 33486 promises to pay to Michael Hansen (“Lender”), without grace at his office at PO Box 283612, Dubai, UAE or such other place as Lender may direct, in lawful money of the United States of America, with interest, the principal amount of Two Hundred and Twenty Three Thousand and no/100 Dollars ($223,000.00), together with interest at the Applicable Rate.

Payment of principal and interest shall be in accordance with the following provisions:

1.	Definitions.

(a)	“Applicable Rate” shall mean the fixed rate of 3.00% per annum, computed based on the actual number of days elapsed and a 365-day year. Interest will be calculated starting January 1, 2012 and continue until the loan is paid in full.
(b)	“Business Day” shall mean a day (other than Saturday or Sunday) when Lender is open for conducting all of its customary business activities.

(c)	“Loan” shall mean the loan from Lender to Borrower, in the amount of this Note.
(d)	“Maturity Date” shall mean September 30, 2012.
(e)	“Note” shall mean this Promissory Note.

2.           Payments. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder, shall be due and payable in full on the Maturity Date. Principal owing hereunder from time to time shall accrue interest at the Applicable Rate.

3.	Other Payment Terms.

(a)          Should any payment become due and payable on any day other than a Business Day for Lender, the date of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest or any installment of either thereof, interest shall accrue and be payable thereon for the period of such extension at the applicable interest rate or rates specified herein. Each payment by Borrower on account of the principal of or interest on this Note or of any fee or other amount payable to Lender shall be made not later than 11:00 a.m. (Eastern Standard time) on the applicable due date (or if such day is not a Business Day, the next succeeding Business Day). Any payment made after 11:00 a.m. shall be credited on the next succeeding Business Day. All payments shall be made to Lender at Lender’s office, in U.S. Dollars, in immediately available funds.

(b)          Borrower shall have the right, from time to time, to prepay the unpaid principal, in whole or in part, without premium or penalty, upon the payment of accrued interest on the amount prepaid to and including the date of payment.

4.          Event of Default. Borrower’s failure to pay principal or interest due under this Note as and when due and payable, and the continuation of such failure for more than fifteen (15) days, shall constitute an “Event of Default”. Upon the happening of an Event of Default or at any time thereafter during the continuance of any such event, the Holder may, with or without notice to the Borrower, declare this Note to be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kinds, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

4.1 Default interest Rate Following the occurrence and during the continuance of an Event of Default, which if susceptible to cure is not cured within ten (10) days, otherwise then from the first date of such occurrence, the annual interest rate on this note shall automatically be increased to (15%) for the uncured period or upon satisfaction of the outstanding balance.

4.2 Lender reserves the right upon the default to seek a conversion of principal to a senior debtor status pari passu with common lenders to the extent that there are available assets.

5.          Waivers. Borrower expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, all other notices, bringing of suit and diligence in taking any action to collect amounts called for hereunder.

6.          Applicable Law; Venue. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida; subject, however, to the effect of applicable federal law. Jurisdiction and venue for any action brought to enforce or interpret any term or condition set forth in this Note or the other Security Documents, or which relates in any way to this Note, shall be solely in Florida, to the exclusion of all other jurisdictions and venues.

7.          Assigns. As used herein, the terms “Borrower”, “Lender” and “Holder” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered effective the date above written.

BORROWER:
DubLi Network, Limited

By:	/s/Andreas Kusche

Andreas Kusche
Its: General Counsel